                            SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14 (c) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
    / /  Definitive Information Statement

                                    STYLE SELECT SERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

SUNAMERICA ASSET MANAGEMENT CORP.

The SunAmerica Center
733 Third Avenue
New York, NY 10017
212.551.5969
800.858.8850

                                             [SUN AMERICA ASSET MANAGEMENT LOGO]

April 8, 1999

Dear Shareholders:

    The enclosed information statement is being provided to shareholders of the Focus Portfolio of Style Select Series, Inc. as a result of a change in control of one of its subadvisers, Marsico Capital Management, LLC ("Marsico"). On February 8, 1999, NationsBank, N.A., a subsidiary of BankAmerica Corporation and a national bank organized under the laws of the United States, acquired 50% of the voting control of Marsico. The transaction will not affect Marsico's day-to-day operations, its investment process, or its portfolio management team.

    In addition, this information statement details a change in subadvisers with respect to the Large-Cap Blend Portfolio (renamed the "Focused Growth and Income Portfolio" as of April 1, 1999) of Style Select Series, Inc. On February 18, 1999, the Board of Directors approved the replacement of Lazard Asset Management, Morgan Stanley Dean Witter Investment Management and T. Rowe Price Associates, Inc. as investment managers for the Large-Cap Blend Portfolio. Accordingly, the Board of Directors approved the engagement of Marisco, to serve as an investment manager effective April 1, 1999. Thus, Marsico joins SunAmerica Asset Management Corp., the Portfolio's investment adviser, in each managing approximately one-half of the Large-Cap Blend Portfolio. We are optimistic that the Large-Cap Blend Portfolio will continue to benefit under the management of Marsico and SunAmerica Asset Management Corp.

    As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Portfolios and the ownership of Marsico and the terms of the Subadvisory Agreement with Marsico which the Directors have approved.

    Please feel free to call your financial adviser or to call us at (800) 858-8850 should you have any questions on the enclosed information statement. We thank you for your continued interest in the Style Select Series, Inc. Portfolios.

                                          Sincerely,

                                          /s/ Peter A. Harbeck

                                          Peter A. Harbeck
                                          PRESIDENT

                           STYLE SELECT SERIES, INC.
                                FOCUS PORTFOLIO
                           LARGE-CAP BLEND PORTFOLIO
                             THE SUNAMERICA CENTER
                                733 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                             INFORMATION STATEMENT
                             ---------------------

    This information statement is being provided to the shareholders of the Large-Cap Blend Portfolio (the name of the Portfolio was changed effective April 1, 1999, and is hereinafter referred to as the "Focused Growth and Income Portfolio") and Focus Portfolio ("Focus") of Style Select Series, Inc. ("Style Select" or the "Corporation") in lieu of a proxy statement, pursuant to the terms of an exemptive order Style Select has received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors, (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished by the Directors of the Corporation.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement will be mailed on or about April 8, 1999.

PURPOSE OF THE INFORMATION STATEMENT

    First, on November 5, 1998, Thomas F. Marsico and TFM Holdings, LLLP, and other related entities (collectively, the Marsico Entities') entered into a transaction agreement with NationsBank, N.A. ("NationsBank"), a subsidiary of BankAmerica Corporation, pursuant to which the Marsico Entities agreed to sell 50% of Marsico Capital Management, LLC ("Marsico") to NationsBank. The transaction was completed on February 8, 1999 and, pursuant to the terms of the agreement, NationsBank acquired a 50% ownership interest in Marsico. This acquisition constituted a change in control of Marsico which resulted in an assignment, as defined in Section 2(a)(4) of the Investment Company Act of 1940 ( the "1940 Act"), of the Subadvisory Agreement between SunAmerica and Marsico which was in effect at that time. The Subadvisory Agreement, by its terms and consistent with Section 15(a) of the 1940 Act, provided for its automatic termination upon assignment. On November 19, 1998, the Directors of Style Select approved a new Subadvisory Agreement between SunAmerica and Marsico with respect to Focus.

    Second, on February 18, 1999, the Directors approved a Subadvisory Agreement between SunAmerica, the investment adviser and manager, and Marsico, the subadviser, with respect to a component of Focused Growth and Income. As of April 1, 1999, Marsico and SunAmerica replaced Lazard Asset Management ("Lazard"), Morgan Stanley Dean Witter Investment Management Corp. ("MSDW") and
T. Rowe Price ("T. Rowe") as investment managers of Focused Growth and Income.

THE CORPORATION

    The Focus Portfolio and the Focused Growth and Income Portfolio are each an investment series of Style Select, a Maryland corporation. The Corporation initially entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999. SunAmerica selects the subadvisers for and/or manages the investments of the Portfolios of Style Select, provides various administrative services and supervises the Portfolios' daily business affairs, subject to general review by the Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' overall investment objective, a distinct investment style. SunAmerica monitors the activities of the subadviser and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

    The subadvisers to Style Select act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portion of their respective Portfolios regarding securities to be purchased and sold. The subadviser is independent of SunAmerica and discharges its responsibilities subject to the oversight and supervision of SunAmerica, which pays the subadviser's fees. The Portfolio does not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as agent not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules thereunder and other applicable securities laws.

INFORMATION ABOUT THE FOCUS PORTFOLIO

    The Focus Portfolio seeks long-term growth of capital primarily through investment in equity securities. SunAmerica generally allocates investments in Focus to its three subadvisers, including Marsico. Each Subadviser will manage a portion of Focus' assets and generally invest in the ten securities that represent its favorite stock-picking ideas. Each Subadviser may emphasize different stock-picking styles and may invest in stocks with a range of market capitalizations. Under normal circumstances, Focus intends to be substantially or fully invested in equity securities, including common stocks and other securities with characteristics of common stocks. Each Subadviser will actively manage its portion of Focus and will continuously review its stock picks.

INFORMATION ABOUT THE FOCUSED GROWTH AND INCOME PORTFOLIO

    The Focused Growth and Income Portfolio will continue to seek long-term growth of capital and a reasonable level of current income by investing generally in equity securities of large-sized companies. The investment objective and techniques of Focused Growth and Income will remain identical to what they had been prior to the change in subadvisers, however, the strategies by which the managers pursue the objective have been modified to reflect the more focused nature of the Portfolio. As such, Marsico and SunAmerica will each manage approximately one half of its assets and concentrate each portion's investments in 30 or fewer securities emphasizing a growth and income strategy. Both Marsico and SunAmerica will actively manage its portion of Focused Growth and Income and will continuously review its stock picks.

THE SUBADVISORY AGREEMENT

    Pursuant to a Subadvisory Agreement with SunAmerica dated May 8, 1998, Marsico has been serving as one of the subadvisers to Focus. This Subadvisory Agreement terminated upon the consummation of the merger between NationsBank and Marsico on February 8, 1999. At the Board meeting held on November 19, 1998, the Directors approved a new Subadvisory Agreement with Marsico, identical to the one prior to the acquisition of Marsico by NationsBank, which became effective on February 8, 1999.

    Pursuant to Subadvisory Agreements with SunAmerica on behalf of Focused Growth and Income, Lazard and T. Rowe had each served as a subadviser since its commencement of operations, October 15, 1997, and MSDW had served as a subadviser since April 1, 1998 (the "Previous Agreements"). At a meeting held on February 18, 1999, the Directors, including a majority of the Directors who are not interested persons of Focused Growth and Income or SunAmerica, approved SunAmerica's recommendation to replace Lazard, T. Rowe and MSDW. Accordingly, the Directors approved a Subadvisory Agreement (the "New Agreement") with Marsico, which became effective April 1,1999. SunAmerica recommended Marsico in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style, and long-term performance record.

    Under the Advisory Agreement, the annual rates of the investment advisory fees payable to SunAmerica for each of the relevant Portfolios are as follows:
1.00% of Assets for Focused Growth and Income and 0.85% of Assets for Focus. The term "Assets" means the average daily net assets of the respective Portfolios. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 1998, SunAmerica paid fees to the Subadvisers, equal to the aggregate annual rate, as follows: 0.42% of Assets for Focused Growth and Income and 0.40% of Assets for Focus. The fees retained by SunAmerica for each of the relevant Portfolios are as follows: 0.58% for Focused Growth and Income and 0.45% for Focus.

    The new agreements between Marsico and SunAmerica, on behalf of Focused Growth and Income and Focus, are substantially similar in form and in substance to the Previous Agreements, in that they (i) provide for the Subadviser to manage the portion of the relevant portfolio allocated to it on a discretionary basis, (ii) provide for the Adviser to compensate the Subadviser for its services, (iii) authorize the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) require the Subadviser to comply with the Portfolio's investment policies and restrictions and with applicable law. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

INFORMATION ABOUT MARSICO

    Marsico is a Delaware limited liability company with principal offices at 1200 17th Street, Denver, Colorado 80202. As of December 31, 1998, Marsico had approximately $3.9 billion in assets under management.

    Marsico's investment management objective is to provide consistent, superior absolute returns through a combination of creative idea generation, intensive research and a rigorous buy/sell discipline. Marsico seeks to identify companies with high potential for strong earnings growth by focusing on those companies with long-term success potential in changing industries, with strong brand franchises that can be leveraged in a changing global environment, and that are moving with the major social, economic and cultural shifts taking place globally. Once an investment idea emerges, Marsico subjects it to a detailed, disciplined process that includes both top-down and bottom-up elements. They analyze the economic, political and social factors that enhance a company's ability to produce consistent growth in real terms as well as the fundamentals of a company to determine its present and future value.

    Marsico uses a risk management discipline in deciding when to sell a stock. They review negative changes in their original rationale for owning a stock and adverse changes in the competitive, regulatory and economic environments. However, Marsico is careful to distinguish between temporary corrective setbacks and structural changes. They maintain an extensive network of contacts who provide early alerts to changes that may affect Marsico's positions. They call upon these contacts as a routine part of a systematic portfolio review discipline which subjects each holding to constant analysis of performance against expectations and benchmarks.

    Marsico encourages "out-of-the-box" thinking as an approach to investing. This entails a non-linear approach to the generation of investment ideas and strategies, actively seeking information and relationships not obvious to other investors and analysts. Marsico gathers insight from a company's suppliers, customers, competitors and critics beyond the information obtained from financial ratios and analyst meetings, believing that the best investment ideas often are immune to traditional Wall Street orthodoxies, especially in a company's early stages when they stand to do the investor most good.

    The names and principal occupations of the Directors and Principal Executive Officers of Marsico are set forth below:

NAME                                  POSITION                              ADDRESS
------------------------------------  ------------------------------------  ------------------------------------
Frank L. Gentry                       Director                              101 S. Tryon Street
                                                                            Charlotte, NC 28255

Robert H. Gordon                      Director                              101 S. Tryon Street
                                                                            Charlotte, NC 28255

Barbara M. Japha                      President and Director                1200 17th Street, Suite 1300
                                                                            Denver, CO 80202

Christopher J. Marsico                Chief Operating Officer and Director  1200 17th Street, Suite 1300
                                                                            Denver, CO 80202

NAME                                  POSITION                              ADDRESS
------------------------------------  ------------------------------------  ------------------------------------

Thomas F. Marsico                     Chairman, Chief Executive Officer     1200 17th Street, Suite 1300
                                        and Director                        Denver, CO 80202

Owen G. Shell, Jr.                    Director                              800 Market Street
                                                                            St. Louis, MO 63101

    NationsBank, a national banking association having its principal place of business in Charlotte, North Carolina, is a subsidiary of BankAmerica Corporation. The merger of BankAmerica Corporation and NationsBank Corporation on September 30, 1998 resulted in the second largest banking organization in the United States, BankAmerica Corporation, with approximately $570 billion in assets serving approximately 30 million households, as well as the world's largest banking group in terms of market capitalization of over $139.5 billion.

BOARD OF DIRECTORS' CONSIDERATION

    In approving the Subadvisory Agreements described hereto, the Directors, at in-person meetings held on November 19, 1998 and February 18, 1999, considered certain factors, including (i) the nature and quality of the services expected to be rendered by Marsico, including the credentials and investment experience of its officers and employees; (ii) Marsico's investment approach and management style, which is expected to compliment the other investment managers of the Portfolios; (iii) the structure of Marsico and its ability to provide services, based on both its financial condition as well as its performance record; (iv) a comparison of Marsico's subadvisory fee with those of other advisers; and (v) indirect costs and benefits of providing such subadvisory services. The Directors determined that, with respect to Focused Growth and Income, the change in subadvisers and the subadvisory fee were reasonable, fair and in the best interests of its shareholders.

ADDITIONAL INFORMATION

    SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of the Corporation. Both SunAmerica and the Distributor are located at The SunAmerica Center, 733 Third Avenue, New York, New York 10017.

    The Corporation is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

    Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports may be obtained by writing to SunAmerica, at The SunAmerica Center, 733 Third Avenue, New York, New York 10017, or by calling (800) 858-8850.

                                          By Order of the Directors,

                                          /s/ Robert M. Zakem

                                          Robert M. Zakem
                                          SECRETARY

Dated:  April 8, 1999

                                                                       EXHIBIT A

                                   [FORM OF]
                             SUBADVISORY AGREEMENT

    This SUBADVISORY AGREEMENT is dated as of             , by and between
SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and MARSICO CAPITAL MANAGEMENT, LLC, a Delaware Limited Liability Company (the "Subadviser").

                                  WITNESSETH:

    WHEREAS, the Adviser and Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

    WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

    WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

    WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

    NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

    1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser of the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information, and (b) applicable laws and regulations.

    The Subadviser represents and warrants to the Adviser that the portion of the assets which it manages of the Portfolio set forth in Schedule A will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants compliance with: (a) the provisions of the Act and rules adopted thereunder; and (b) applicable federal and state securities, commodities and banking laws. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

    (b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time satisfactory to the Adviser.

    2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

    3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

    4. OTHER SERVICES. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

    5. REPORTS. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statement, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

    6. STATUS OF THE SUBADVISER. (a) The services of the Subadviser to the Adviser and the corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

    (b) Subadviser hereby consents to and grants a non-exclusive license for the use by the Corporation and the Adviser to the phrase "Marsico Capital" or "Marsico Capital Management," the identifying word "Marsico" in the name of the Portfolio and any logo or symbol authorized by the Subadviser (collectively, the "Marsico Identification"). Such consent is conditioned upon the employment of the Subadviser or its affiliates for the Portfolio pursuant to the terms hereof. Subadviser may, from time to time, use the Marsico Identification in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Subadviser may require the Corporation and the Adviser to cease using the Marsico Identification if the Adviser ceases to employ Subadviser hereunder.

    7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

    The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

    8. REFERENCE TO THE SUBADVISER. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

    9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

    (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

    (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating Portfolio and shall comply with subsections (a) and (b) of
Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser.

    10. PERMISSIBLE INTERESTS. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

    11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

    With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the

Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Corporation; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

    This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

    12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

    14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

    15. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

    16. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:               Marsico Capital Management, LLC
                          1200 17th Street--Suite 1300
                          Denver, Colorado 80202

Adviser:                  SunAmerica Asset Management Corp.
                          The SunAmerica Center
                          733 Third Avenue, Third Floor
                          New York, NY 10017-3204
                          Attention: Robert M. Zakem
                          Senior Vice President and General Counsel

    IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                SUNAMERICA ASSET MANAGEMENT CORP.

                                By:  /s/ PETER A. HARBECK
                                     -----------------------------------------
                                     Name: Peter A. Harbeck
                                     Title: PRESIDENT

                                MARSICO CAPITAL MANAGEMENT, LLC

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

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